UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 21, 2019 (May 16, 2019)
HERC HOLDINGS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-33139	20-3530539
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27500 Riverview Center Blvd.
Bonita Springs, Florida 34134
(Address of principal executive offices, including zip code)

(239) 301-1000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Herc Holdings Inc., a Delaware corporation (the “Company”), held its 2019 Annual Meeting on May 16, 2019. In connection with the meeting, proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934. Matters submitted to a vote of the stockholders at that meeting and the final voting results with respect to each matter are set forth below:

1.	Election of Directors. The eleven director nominees identified below were elected to serve for a one-year term expiring at the 2020 Annual Meeting of Stockholders. Voting results were as follows:

	For	Against	Abstain	Broker Non-Votes
Herbert L. Henkel	22,443,567	1,824,616	9,723	2,134,852
Lawrence H. Silber	24,027,175	242,601	8,130	2,134,852
James H. Browning	24,026,275	243,098	8,533	2,134,852
Patrick D. Campbell	23,997,780	271,756	8,370	2,134,852
Nicholas F. Graziano	23,988,421	281,143	8,342	2,134,852
Jean K. Holley	24,034,115	235,551	8,240	2,134,852
Jacob M. Katz	24,022,313	247,100	8,493	2,134,852
Michael A. Kelly	23,871,040	398,449	8,417	2,134,852
Courtney Mather	19,018,482	5,251,196	8,228	2,134,852
Louis J. Pastor	23,858,667	410,939	8,300	2,134,852
Mary Pat Salomone	23,865,461	403,955	8,490	2,134,852

2.	Advisory Vote on Executive Compensation. Stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, with the following vote:

For	Against	Abstain	Broker Non-Votes
23,870,649	381,369	25,888	2,134,852

3.
Ratification of the Selection of Independent Public Accountants. Stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2019, with the following vote:

For	Against	Abstain	Broker Non-Votes
26,335,700	69,770	7,288	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERC HOLDINGS INC.
(Registrant)

By:	/s/ Maryann Waryjas
Name:	Maryann Waryjas
Title:	Senior Vice President, Chief Legal Officer and Secretary
Date:  May 21, 2019

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